UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	July 6, 2010

Bionovo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33498	20-5526892
(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street Emeryville, CA 94608
(Address of Principal Executive Offices)	(Zip Code)

(510) 601-2000

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 6, 2010, Bionovo, Inc., a Delaware corporation (referred to herein as the “Company” or “we”), entered into a Common Stock Purchase Agreement with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), dated as of July 6, 2010 (the “Purchase Agreement”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $15.0 million of our shares of common stock over the term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital, dated as of July 6, 2010 (the “Registration Rights Agreement”), in which we agreed to file one or more registration statements as permissible and necessary to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale of the shares of our common stock that have been and may be issued to Aspire Capital under the Purchase Agreement (the “Registrable Securities”). We agreed to file the initial registration statement with the U.S. Securities and Exchange Commission (the “SEC”) on or before August 3, 2010.

After the SEC declares the Company’s initial registration statement effective, from time to time over a 24-month period, on any trading day on which the closing sale price of our common stock exceeds $0.25, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice directing Aspire Capital to purchase up to 300,000 shares of our common stock per trading day (up to an aggregate of $15.0 million of our common stock) at a per share price (the “Purchase Price”) equal to the lesser of (i) the lowest sale price of our common stock on the Purchase Date and (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the 12 consecutive trading days ending on the trading day immediately preceding the Purchase Date. The Purchase Agreement provides that the Purchase Price shall not be less than $0.396. We will control the timing and amount of any sales of our common stock to Aspire Capital and will always know the Purchase Price before we give notice to sell any shares to Aspire Capital. We may deliver multiple purchase notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed. There are no trading volume requirements or restrictions under the Purchase Agreement. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. The Purchase Agreement may be terminated by us at any time, at our discretion, without any cost or penalty to us. Aspire Capital has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares. We did not pay any expense reimbursement or placement agent fee in connection with the transaction. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.  In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued 1,395,349 shares of our common stock to Aspire Capital as a commitment fee (the “Commitment Shares”).  We expect that any proceeds received by the Company from sales of our common stock to Aspire Capital under the Purchase Agreement will be used to progress the scientific and clinical development of the Company’s drug candidates, and for working capital and general corporate purposes.

The issuance of the Commitment Shares and all other shares of common stock that may be issued from time to time to Aspire Capital under the Purchase Agreement is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not a complete description of all the terms of those agreements. For a complete description of all the terms, we refer you to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements related to the potential future sale of shares of our common stock and price for such sales under the Purchase Agreement. Forward-looking statements are generally identified by use of the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to our Annual Report on Form 10-K for the year ended December 31, 2009, including the information discussed under the caption “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

 Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

 Item 8.01    Other Events.

On July 6, 2010, the Company issued a press release announcing that it has entered into the Purchase Agreement with Aspire Capital. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

4.1           Registration Rights Agreement, dated as of July 6, 2010, by and between the Company and Aspire Capital Fund, LLC.

10.1         Common Stock Purchase Agreement, dated as of July 6, 2010, by and between the Company and Aspire Capital Fund, LLC.

99.1         Press Release dated July 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONOVO, INC.

Date: July 6, 2010	By:	/s/ Isaac Cohen
Isaac Cohen
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit 4.1	Registration Rights Agreement, dated as of July 6, 2010, by and between the Company and Aspire Capital Fund, LLC.

Exhibit 10.1	Common Stock Purchase Agreement, dated as of July 6, 2010, by and between the Company and Aspire Capital Fund, LLC.

Exhibit 99.1	Press Release dated July 6, 2010.